Exhibit 99.9
CONFIDENTIAL DRAFT 3b, 10/19/2005 1:21 PM

FOR IMMEDIATE RELEASE		October 27, 2005
Media Contact:	Alan Bunnell, (602) 250-3376	Page 1 of 2
Analyst Contacts:	Rebecca Hickman, (602) 250-5668
Lisa Malagon, (602) 250-5671
Web site:	www.pinnaclewest.com
PINNACLE WEST REPORTS 2005 THIRD QUARTER EARNINGS
Net Income Lower due to Regulatory Disallowance
PHOENIX — Pinnacle West Capital Corp. (NYSE: PNW) today reported consolidated net income for the quarter ended September 30, 2005, of $103.7 million, or $1.05 per diluted share of common stock. This result compares with consolidated net income of $105.4 million, or $1.15 per diluted share, for the same period in 2004.
On-going consolidated earnings in the third quarter of 2005 were $186.4 million, or $1.89 per share, compared with $105.7 million, or $1.16 per share in the comparable 2004 quarter. On-going earnings for the 2005 third quarter exclude a regulatory disallowance of $87 million after income taxes, or $0.88 per share, resulting from the Company’s retail rate settlement approved by the Arizona Corporation Commission earlier this year and $4.3 million, or $0.04 per share, of income from discontinued operations related to the sales of the Company’s interests in NAC International and the Silverhawk Power Station. On-going earnings for the 2004 third quarter exclude a net loss from discontinued operations of $0.3 million, or $0.01 per share, related to Silverhawk and NAC.
“While our results reflect the rate decision from earlier this year, dramatic increases in natural gas prices and the state’s growing demand for electricity will require continuing cooperation from our Arizona regulators,” said Chairman Bill Post. “The ability to recover our costs — including higher fuel and purchased power — will be essential for the company to maintain the highest levels of reliability and to continue investing in critical infrastructure for Arizona’s economic growth.”
The quarter-to-quarter on-going results were favorably impacted by higher retail electricity revenues resulting from the Company’s first price increase in 14 years; higher retail sales volumes due to customer growth of 4.5 percent; deferred fuel and purchased power costs; improved results from the Company’s real estate operations; and warmer weather.
The Company expects earnings for 2005 to be within a reasonable range of $3.00 per share. This estimate does not reflect the effects of the regulatory disallowance or the Silverhawk sale.

Pinnacle West 2005 Third Quarter Earnings	October 27, 2005

For more information on Pinnacle West’s operating statistics and earnings, please visit www.pinnaclewest.com/financials.
Conference Call
Pinnacle West invites interested parties to listen to the live web cast of management’s conference call to discuss the Company’s 2005 third quarter earnings and recent developments at 11 a.m. (ET) today, October 27, 2005. The web cast can be accessed at www.pinnaclewest.com/presentations and will be available for replay on the web site for 30 days. To access the live conference call by telephone, dial (877) 356-3961 and enter reservation number 1347027. A replay of the call also will be available until 11:55 p.m. (ET), Wednesday, November 2, 2005, by calling (800) 642-1687 in the U.S. and Canada or (706) 645-9291 internationally and the same reservation number.
Pinnacle West is a Phoenix-based company with consolidated assets of about $12 billion. Through its subsidiaries, the Company generates, sells and delivers electricity and sells energy-related products and services to retail and wholesale customers in the western United States. It also develops residential, commercial, and industrial real estate projects.

This press release contains a forward-looking statement about Pinnacle West’s 2005 earnings outlook. Pinnacle West does not assume any obligation to update this statement or to make any further statements on this issue, except as required by applicable law. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on this statement. A number of factors could cause future results to differ materially from historical results, or from results or outcomes currently expected or sought by Pinnacle West. In addition to the “Risk Factors” described in Exhibit 99.1 to Pinnacle West’s Report on Form 10-Q for the fiscal quarter ended June 30, 2005, these factors include, but are not limited to: state and federal regulatory and legislative decisions and actions, including by the Arizona Corporation Commission and the Federal Energy Regulatory Commission; the ongoing restructuring of the electric industry, including the introduction of retail electric competition in Arizona and decisions impacting wholesale competition; the outcome of regulatory, legislative and judicial proceedings relating to the restructuring; the timely recovery of Power Supply Adjustor deferrals; market prices for electricity and natural gas; power plant performance and outages; transmission outages and constraints; weather variations affecting local and regional customer energy usage; customer growth and energy usage; regional economic and market conditions, including the results of litigation and other proceedings resulting from the California energy situation; volatile purchased power and fuel costs and the completion of generation and transmission construction in the region, which could affect customer growth and the cost of power supplies; the cost of debt and equity capital and access to capital markets; the uncertainty that current credit ratings will remain in effect for any given period of time; our ability to compete successfully outside traditional regulated markets (including the wholesale market); the performance of our marketing and trading activities due to volatile market liquidity and any deteriorating counterparty credit and the use of derivative contracts in our business (including the interpretation of the subjective and complex accounting rules related to these contracts); changes in accounting principles generally accepted in the United States of America and the interpretation of those principles; the performance of the stock market and the changing interest rate environment, which affect the amount of required contributions to Pinnacle West’s pension plan and APS’ nuclear decommissioning trust funds, as well as the reported costs of providing pension and other postretirement benefits; technological developments in the electric industry; the strength of the real estate market in SunCor’s market areas, which include Arizona, Idaho, New Mexico and Utah; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of Pinnacle West.

PINNACLE WEST CAPITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
( in thousands, except per share amounts)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2005	2004	2005	2004
Operating Revenues
Regulated electricity segment	$753,428	$670,559	$1,749,110	$1,605,952
Marketing and trading segment	107,031	91,267	267,460	290,107
Real estate segment	78,755	72,754	232,950	186,762
Other revenues	16,369	12,585	46,763	32,904

Total	955,583	847,165	2,296,283	2,115,725

Operating Expenses
Regulated electricity segment purchased power and fuel	203,519	202,156	442,532	442,409
Marketing and trading segment purchased power and fuel	86,945	76,684	215,347	232,516
Operations and maintenance	158,940	158,607	467,121	434,588
Real estate segment operations	65,880	66,414	190,555	175,560
Depreciation and amortization	87,123	93,360	262,030	294,942
Taxes other than income taxes	34,325	31,020	103,528	93,658
Other expenses	13,521	9,568	39,451	25,893
Regulatory disallowance	143,217	—	143,217	—

Total	793,470	637,809	1,863,781	1,699,566

Operating Income	162,113	209,356	432,502	416,159

Other
Allowance for equity funds used during construction	2,852	(1,327)	8,407	2,859
Other income	8,694	2,786	18,019	49,980
Other expense	(4,915)	(5,094)	(12,985)	(14,274)

Total	6,631	(3,635)	13,441	38,565

Interest Expense
Interest charges	47,046	46,715	142,820	135,064
Capitalized interest	(3,301)	(4,506)	(10,134)	(8,686)

Total	43,745	42,209	132,686	126,378

Income From Continuing Operations Before Income Taxes	124,999	163,512	313,257	328,346

Income Taxes	40,305	59,183	113,863	119,476

Income From Continuing Operations	84,694	104,329	199,394	208,870

Income (Loss) From Discontinued Operations
Net of Income Taxes	19,043	1,071	(44,474)	596

Net Income	$103,737	$105,400	$154,920	$209,466

Weighted-Average Common Shares Outstanding — Basic	98,697	91,357	95,642	91,322

Weighted-Average Common Shares Outstanding — Diluted	98,816	91,491	95,755	91,430

Earnings Per Weighted-Average Common Share Outstanding
Income From Continuing Operations — Basic	$0.86	$1.14	$2.08	$2.29
Net Income — Basic	$1.05	$1.15	$1.62	$2.29
Income From Continuing Operations — Diluted	$0.86	$1.14	$2.08	$2.28
Net Income — Diluted	$1.05	$1.15	$1.62	$2.29
Certain prior-year amounts have been reclassified to conform to the 2005 presentation.

PINNACLE WEST CAPITAL CORPORATION
NON-GAAP FINANCIAL MEASURE RECONCILIATION — NET INCOME (GAAP MEASURE) TO ON-GOING EARNINGS (NON-GAAP FINANCIAL MEASURE)

	Three Months Ended		Three Months Ended
	September 30, 2005		September 30, 2004
	Dollars in	Diluted	Dollars in	Diluted
	Millions	EPS	Millions	EPS
Net Income	$103.7	$1.05	$105.4	$1.15
Adjustments:
Regulatory disallowance	$87.0	0.88	$—	—
(Income) loss from discontinued operations — Silverhawk Power Station operations	$(0.6)	—	$0.4	0.01
Income from discontinued operations — NAC International	$(3.7)	(0.04)	$(0.1)	—

On-going Earnings	$186.4	$1.89	$105.7	$1.16